EXHIBIT 21

                   SUBSIDIARIES OF EDISON CONTROL CORPORATION

                              STATE OF                    TRADE
NAME                        INCORPORATION                 NAMES
----                        -------------                 -----

Construction Forms, Inc.      Wisconsin      CF, ConForms, Construction Forms,
                                             CF Pipejoint, ConForms Europe, UTI,
                                             UT, Ultra Tech, ConForms Asia,
                                             South Houston Hose, SHH



JABCO, LLC                    Wisconsin      JABCO